UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 16, 2018

Date of Report

MARKER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 West Forsyth Street Suite 200 Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 516-5436

Registrant’s telephone number, including area code

TapImmune Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 17, 2018, TapImmune Inc., a Nevada corporation (“TapImmune” or the “Company”), completed its business combination with Marker Therapeutics, Inc., a privately-held Delaware corporation (“Marker”) dedicated to the development of adoptive non-gene modified T cell therapies for the treatment of hematologic malignancies and solid tumors, in accordance with the terms of an Agreement and Plan of Merger and Reorganization, dated as of May 15, 2018 (the “Merger Agreement”), by and among the Company, Timberwolf Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Marker. On October 17, 2018, pursuant to the Merger Agreement, Merger Sub was merged with and into Marker (the “Merger”), with Marker being the surviving corporation and becoming a wholly owned subsidiary of the Company. In connection with the Merger, the Company changed its name to Marker Therapeutics, Inc., and Marker changed its name to Marker Cell Therapy, Inc.

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On October 17, 2018, concurrent with the completion of the Merger, the Company issued to certain accredited investors in a private placement transaction (the “Financing”), an aggregate of 17,500,000 shares of its common stock, and warrants to purchase 13,437,500 shares of common stock at an exercise price of $5.00 per share with a five-year term, for aggregate proceeds of $70 million pursuant to the terms of the Securities Purchase Agreements, dated June 8, 2018, by and among the Company and certain accredited investors (the “Securities Purchase Agreements”). Upon consummation of the Financing, and as a condition to the Securities Purchase Agreements, the Company is, among other things, obligated to file a resale registration statement with the SEC within 15 days following completion of the Financing.

Registration Rights Agreement

In connection with the Merger Agreement, described below under Item 2.01, the Company entered into a registration rights agreement with the former Marker stockholders (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, if the Company registers any shares of Company common stock for resale pursuant to the Financing transaction occurring concurrently with the Merger, the former Marker stockholders will have the right to include in the registration statement their Company common stock issued or issuable to such stockholders pursuant to the Merger.

Board Designation and Observer Rights

In connection with the Financing, one of the private placement investors, New Enterprise Associates 16, L.P. (“NEA”), was granted the right to designate either a board observer or a board member to our board of directors. The Board Observer and Director Nomination Agreement (the “Board Agreement”) provided NEA with the designation right until either (i) a Change of Control Transaction, or (ii) NEA ceases to own less than 2,500,000 shares of the Company’s common stock. NEA has elected to initially designate Ali Behbahani as its board observer. In addition, another investor in the Financing, Aisling Capital IV, LP (“Aisling”), was granted the right to designate a board observer, so long as Aisling holds at least 70% of the number of shares of common stock purchased in the Financing.

Voting and Lock-Up Agreements

As previously disclosed, on May 15, 2018, in connection with the execution of the Merger Agreement, TapImmune’s directors and executive officers, entered into voting and lock-up agreements with Marker, and (ii) certain Marker stockholders entered into voting and lock-up agreements with TapImmune.

The voting and lock-up agreements provided, among other things, that the parties to the agreements would vote in favor of the Merger and the adoption of the Merger Agreement and the transactions contemplated thereby. In addition, the voting and lock-up agreements restricted the transfer of shares of TapImmune and Marker capital stock held by the respective signatory stockholders prior to the closing of the Merger, and each such stockholder is also subject to a 180-day lock-up on the sale of shares of capital stock of the Company, which period began upon consummation of the Merger.

The TapImmune directors and executive officers that entered into the voting and lock-up agreements are Peter Hoang, Dr. Glynn Wilson, Michael J. Loiacono, Sherry Grisewood, David Laskow-Pooley, Mark Reddish, Joshua Silverman and Frederick Wasserman.

The Marker stockholders that entered into voting and lock-up agreements are John R. Wilson, Juan F. Vera, Ann M. Leen, Salt Free LP, Helen E. Heslop, and Baylor College of Medicine.

The foregoing description of the (i) Securities Purchase Agreements; (ii) Registration Rights Agreement; (iii) Observer Agreement (iv) Voting and Lock Up Agreement between Marker and TapImmune; and (v) Voting and Lock Up Agreement between TapImmune and Marker are not complete and are qualified in their entirety by reference to the Securities Purchase Agreements, Registration Rights Agreement, Observer Agreement, Voting and Lock Up Agreement between Marker and TapImmune and Voting and Lock Up Agreement between TapImmune and Marker which are attached hereto as Exhibits 10.1, 10.2, 10.3, 4.1 and 4.2, respectively and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 17, 2018, the Merger was consummated in accordance with the terms of the Merger Agreement. At the effective time of the Merger, the Marker stockholders received (i) an aggregate of 13,914,255 shares of TapImmune’s common stock which equaled the number of shares of TapImmune common stock issued and outstanding immediately prior to the effective time of the Merger, and (ii) an aggregate of 5,046,003 warrants, at an exercise price of $2.99 per share with a five-year term, which equaled the number of TapImmune warrants and stock options issued and outstanding immediately prior to the effective time of the Merger.

After taking into account the issuance of shares in the Financing described above, immediately following the effective time of the Merger, the pro forma ownership of the issued and outstanding shares of TapImmune common stock on a fully diluted basis (assuming all issued and outstanding warrants and options are exercised) will be approximately as follows: Marker’s former stockholders 27.5%, TapImmune’s stockholders prior to the Merger 27.5%, and the private placement stockholders 45%. Following the completion of the Merger and the Financing, there were 45,328,510 issued and outstanding shares of the Company’s common stock.

The issuance of the shares of Company common stock to the former stockholders of Marker in connection with the Merger and related transactions was approved by the Company’s stockholders at the 2018 annual meeting of stockholders (the “2018 Annual Meeting”) held on October 16, 2018.

In connection with the Merger, the Company filed an amendment to its articles of incorporation in Nevada to increase the authorized shares of common stock from 41,666,667 shares to 150,000,000 shares and to change the Company’s name to Marker Therapeutics, Inc. (“Certificate of Amendment”). The Company then reincorporated from a Nevada corporation to a Delaware corporation and filed its certificate of incorporation in Delaware. Finally, a certificate of merger was filed in Delaware to merge Marker Cell Therapy, Inc. (f/k/a Marker Therapeutics, Inc.) with and into Merger Sub, with Marker Cell Therapy, Inc. being the surviving corporation and wholly owned subsidiary of the Company. The name change, reincorporation and Merger were all effective as of October 17, 2018. Beginning as of the market open on October 18, 2018, shares of the Company’s common stock will commence trading on The Nasdaq Capital Market under the new ticker symbol “MRKR” and will have a new CUSIP number, 57055L 107.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was previously filed as Annex A to the Definitive Proxy Statement on Schedule 14A, filed on September 14, 2018 (the “Definitive Proxy Statement”), which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the disclosure in Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2017, effective at the effective time of the Merger, the following TapImmune directors, Glynn Wilson, Mark Reddish, Sherry Grisewood and Joshua Silverman, resigned from the Company’s board of directors, and John Wilson, Juan Vera and David Eansor were appointed to the Company’s board of directors. Accordingly, at and immediately after the effective time of the Merger, the directors serving on the board of directors of the Company are: Peter Hoang, David-Laskow-Pooley, Frederick Wasserman, John Wilson, Juan Vera and David Eansor. Mr. Wasserman was designated as Chairman of the newly constituted board. Along with Mr. Wasserman and Mr. Laskow-Pooley, each of Messrs. Wilson and Eansor were determined to be independent under Nasdaq Marketplace Rule 5605(a)(2). Dr. Juan Vera is anticipated to serve the Company as our Chief Development Officer, and as such was not considered to be independent.

The resignation of directors from the Company’s board of directors was not due to a disagreement with the Company on any matter relating to its operations, policies or practices. At the time of their resignation, Ms. Grisewood served on the audit committee of the Company’s board of directors (the “Audit Committee”), Mr. Reddish and Ms. Grisewood served on the compensation committee of the Company’s board of directors (the “Compensation Committee”), and Mr. Reddish served on the nominating and governance committee of the Company’s board of directors (the “Nominating and Governance Committee”).

As a result of, and at the effective time, of the Merger, the board approved changes to its existing committee membership. Messrs. Wasserman, Laskow-Pooley and Eansor were appointed to the Audit Committee. The board determined that each of Messrs. Wasserman, Laskow-Pooley and Eansor satisfied the financial literacy requirements under Nasdaq Marketplace Rule 5605(c)(2)(A)(iv) and that Mr. Wasserman is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities and Exchange Act of 1934, replacing Ms. Grisewood. Messrs. Wilson, Laskow-Pooley and Wasserman were appointed to the Compensation Committee with Mr. Laskow-Pooley continuing to serve as the Chair thereof. In accordance with Nasdaq Marketplace Rule 5605(d)(2)(A), the board determined that none of Messrs. Wilson, Laskow-Pooley and Wasserman has a relationship to the Company which is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member. Messrs. Wilson and Eansor were appointed to join Mr. Wasserman to serve on the Nominating and Governance Committee with Mr. Wilson designated to serve as the Chair thereof. Information regarding the background of each of the three newly appointed directors is as follows:

John Wilson.  Since 1996, Mr. Wilson has been the CEO of Wilson Wolf Manufacturing Corporation, which designs, developments and manufactures products for the field of biotechnology, including cell culture devices and bioreactors. Mr. Wilson is the co-inventor of the G-Rex® cell culture platform, which is used for the large-scale production of T cells. Mr. Wilson has over 30 years of experience in the design, development and manufacture of products for the field of biotechnology, including cell culture devices and bioreactors. Mr. Wilson has obtained over 50 related patents with numerous patents currently pending. Mr. Wilson is a co-founder of Marker, and since 2015, has served as Marker’s CEO. Effective upon consummation of the Merger, Mr. Wilson will resign as an officer of Marker. Mr. Wilson is also a co-founder of ViraCyte, LLC, a clinical stage biopharmaceutical company developing cellular immunotherapies for severe viral infections, and since 2013 has served as its Managing Director. Prior to co-founding Wilson Wolf Manufacturing, Marker and ViraCyte, Mr. Wilson was a principal mechanical engineer at Cellex Biosciences (now The Cell Culture Company) where he contributed to the world’s first commercially available fully-automated hollow fiber bioreactor cell culture system. Mr. Wilson has a BA in Business Administration and a BA in Economics from Hamline University in Minnesota, and a B.S. in Mechanical Engineering from the University of Minnesota.

Juan F. Vera, MD.  Dr. Vera was trained as a medical surgeon, and since 2004 has been in different positions at the Center for Cell and Gene Therapy (CAGT) at the Baylor College of Medicine, first as a postdoctoral associate from 2004 to 2008, an instructor from 2009 to 2010, an Assistant Professor from 2011 to 2014 and an Associate Professor from 2015 to present. While at the CAGT, he has worked extensively on developing novel T cell therapies and optimizing manufacturing processes for clinical applications at the CAGT. In collaboration with Wilson Wolf Manufacturing Corporation, he has been instrumental in the design and testing of the G-Rex® cell culture platform and pioneered its use for the large-scale production of T cells. Dr. Vera is also a co-founder of Marker as well as ViraCyte, LLC, a clinical stage biopharmaceutical company developing cellular immunotherapies for severe viral infections. Dr. Vera has extensive expertise in developing and streamlining therapeutic candidates from the research bench to the cGMP facility while ensuring robust production and scalability. Dr. Vera has previously collaborated with Celgene and Bluebird Bio in developing novel CAR T cell therapies. He has also been the recipient of different prestigious awards including the Idea Development Award from the Department of Defense and Mentored Research Scholar Award from the American Cancer Society. Dr. Vera received his MD from the University El Bosque in Bogota, Colombia.

David Eansor.  Since April 2015, Mr. Eansor has been Senior Vice President of the Biotech Division of Bio-Techne Corporation (NASDAQ: TECH), a leading developer and manufacturer of high quality purified proteins — notably cytokines and growth factors, antibodies, immunoassays, as well as biologically active small molecule compounds. He has P&L responsibility for the largest division of Bio-Techne which includes the R&D Systems, Novus and Tocris brands of assays, proteins, antibodies, small molecules and cell culture products. From 2013 to 2015, Mr. Eansor was Senior Vice President of Novus Biologicals, which was acquired by Bio-Techne in July 2014. Prior to joining Novus Biologicals, Mr. Eansor was the President of the Life Science Research business of Thermo Fisher Scientific from 1996 to 2010, and then was promoted to serve as the President of the Bioscience Division of Thermo Fisher from 2010 to 2013. Mr. Eansor has a BSc in Chemistry from the University of Western Ontario, a Bachelor of Commerce in General Business and Economics, and an MBA from the University of Windsor, Ontario, Canada.

Consistent with the Company’s Non-Employee Director Compensation Plan, Mr. Wilson and Mr. Eansor have each been granted 12,500 stock options under the Company’s 2014 Omnibus Stock Ownership Plan, as amended (the “Plan”). Dr. Vera, as an expected employee director, was not granted any options upon his joining the Company’s board of directors.

In connection with the Merger, each director has entered into, or will enter into, an indemnification agreement with the Company, dated and effective as of October 17, 2018.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 16, 2018, the Company held an annual meeting of its stockholders at which the following items were voted on.

(1) Approval of the issuance of Company common stock and warrants to purchase common stock pursuant to the Merger Agreement.

Votes	Votes
Cast For	Cast Against	Abstentions	Broker Non-Votes
7,988,599	32,375	88,612	3,031,318

(2) Approval of the issuance of Company common stock and warrants to purchase common stock pursuant to the private placement transaction.

Votes	Votes
Cast For	Cast Against	Abstentions	Broker Non-Votes
7,949,832	64,178	95,576	3,031,318

(3) Approval of two separate proposals to amend the Company’s articles of incorporation to:

(a) increase the number of authorized shares of Company Common Stock from 41,666,667 to 150,000,000; and

Votes	Votes
Cast For	Cast Against	Abstentions	Broker Non-Votes
7,957,520	59,191	123,997	3,031,318

(b) change the name of the Company to “Marker Therapeutics, Inc.”

Votes	Votes
Cast For	Cast Against	Abstentions	Broker Non-Votes
7,989,414	22,218	97,954	3,031,318

(4) Approval of the issuance of the reincorporation of the Company from a Nevada corporation to a Delaware corporation.

Votes	Votes
Cast For	Cast Against	Abstentions	Broker Non-Votes
7,996,383	21,867	91,336	3,031,318

(5) Approval of an increase in the number of authorized shares under the Company’s 2014 Omnibus Stock Ownership Plan, as amended by 6,616,666 shares from 1,383,334 to 8,000,000 shares.

Votes	Votes
Cast For	Cast Against	Abstentions	Broker Non-Votes
7,919,873	90,666	99,047	3,031,318

(6) Approval of the election of Directors.

	Votes	Votes
	Cast For	Withheld	Broker Non-Votes
Glynn Wilson*	7,985,372	124,164	3,031,318
Peter Hoang	8,001,975	124,164	3,031,318
Mark Reddish*	7,930,085	179,451	3,031,318
Sherry Grisewood*	7,985,539	123,997	3,031,318
David Laskow-Pooley	7,983,597	125,938	3,031,318
Frederick Wasserman	7,999,154	109,982	3,031,318
Joshua Silverman*	7,975,446	134,090	3,031,318

* Although re-elected at the Company’s annual meeting, the following day in connection with the closing of the Merger, the resignation of these directors became effective and three new directors were appointed to fill three of the vacancies. See Item 5.02 above.

(7) Approval, on non-binding advisory basis, of the Company’s fiscal 2017 executive compensation.

Votes	Votes
Cast For	Cast Against	Abstentions	Broker Non-Votes
7,939,187	55,270	115,129	3,031,318

(8) Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Votes	Votes
Cast For	Cast Against	Abstentions
10,982,648	31,092	127,164

(9) Approval of the proposal to adjourn the 2018 Annual Meeting, if necessary, if a quorum is present, to solicit additional proxies, in the event that there are not sufficient votes at the time of the 2018 Annual Meeting to approve items 1, 2, 3a, 3b, 4 or 5 above.

Votes	Votes
Cast For	Cast Against	Abstentions
10,653,632	135,639	119,424

Item 8.01. Other Events.

Amendment to 2014 Omnibus Stock Ownership Plan

An Amendment to the Company’s 2014 Omnibus Stock Ownership Plan, as amended (the “Amendment”) was approved by the Company’s stockholders at the annual meeting. The Amendment increased the shares authorized to be issued thereunder from 1,383,334 by 6,616,666 shares to a total of 8,000,000 shares. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment filed as Exhibit 4.4 to this Current Report on Form 8-K and incorporated herein by reference.

Press Release

On October 17, 2018, the Company issued a press release announcing the closing of the Merger and the Financing, the name change of the Company and the new trading symbol. The press release attached as Exhibit 99.1 to this Current Report on Form 8-K and the contents of the press release are hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Number	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of May 15, 2018 (incorporated by reference as Annex A to the Definitive Proxy Statement filed on September 14, 2018).

3.1	Certificate of Amendment filed in Nevada to increase authorized shares and name change.

3.2	Articles of Conversion (Nevada).

3.3	Certificate of Conversion (Delaware).

3.4	Certificate of Incorporation (Delaware).

3.5	Certificate of Merger (Delaware).

3.6	Bylaws of Marker Therapeutics, Inc.

4.1	Voting and Lock-Up Agreement between Marker Therapeutics, Inc. and TapImmune stockholders party thereto (incorporated by reference as Annex D-1 to the Definitive Proxy Statement filed on September 14, 2018).

4.2	Voting and Lock-Up Agreement between TapImmune Inc. and Marker stockholders party thereto (incorporated by reference as Annex D-2 to the Definitive Proxy Statement filed on September 14, 2018).

4.3	2014 Omnibus Stock Ownership Plan, as amended through August 29, 2017 (incorporated by reference as Exhibit 4.1 to the Form S-8 Registration Statement (No. 333-223900) filed on March 3, 2018

4.4	Amendment to the 2014 Omnibus Stock Ownership Plan, as amended through August 29, 2017.

10.1	Form of Securities Purchase Agreement (incorporated by reference as Exhibit 10.1 to the Form 8-K filed on June 8, 2018).

10.2	Form of Registration Rights Agreement (incorporated by reference as Annex E to the Definitive Proxy Statement filed on September 14, 2018).

10.3	Board Observer and Director Nomination Agreement with New Enterprise Associates, Inc.

99.1	Press Release dated October 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKER THERAPEUTICS, INC.

Date: October 17, 2018	By:	/s/Michael Loiacono
	Name:	Michael Loiacono
	Title:	Chief Financial Officer